Exhibit 10.2

THIRD AMENDMENT TO TERM LOAN, GUARANTY AND SECURITY AGREEMENT

This THIRD AMENDMENT TO TERM LOAN, GUARANTY AND SECURITY AGREEMENT (this “Amendment”) is dated as of February 1, 2016, and is entered into by and among TURTLE BEACH CORPORATION, a Nevada corporation, formerly known as Parametric Sound Corporation (“Parametric”), VOYETRA TURTLE BEACH, INC., a Delaware corporation (“Voyetra”; and together with Parametric, individually, “US Borrower,” and individually and collectively, jointly and severally, “US Borrowers”), TURTLE BEACH EUROPE LIMITED, a company limited by shares and incorporated in England and Wales with company number 03819186 (“Turtle Beach,” also referred to hereinafter as “UK Borrower”; and together with US Borrowers, individually, “Borrower,” and individually and collectively, “Borrowers”), VTB HOLDINGS, INC., a Delaware corporation (“VTB”, individually, a “US Guarantor,” and individually and collectively, jointly and severally, “US Guarantors”; and together with US Borrowers, individually, a “UK Guarantor,” and individually and collectively, jointly and severally, “UK Guarantors”; UK Guarantors and US Guarantors, individually, a “Guarantor,” and individually and collectively, “Guarantors”), CRYSTAL FINANCIAL SPV LLC, CRYSTAL FINANCIAL LLC and the other lenders party to the Term Loan Agreement (as such term is defined below) from time to time (collectively, “Lenders”), and CRYSTAL FINANCIAL LLC, as agent, collateral agent and security trustee for Lenders (in such capacities, together with its successors and assigns in such capacities, “Agent”).

WHEREAS, Borrowers, Guarantors, Agent, and Lenders have entered into that certain Term Loan, Guaranty and Security Agreement, dated as of July 22, 2015, as amended by that certain First Amendment to Term Loan, Guaranty and Security Agreement, dated as of November 2, 2015 (the “First Amendment”), and as further amended by that certain Second Amendment to Term Loan, Guaranty and Security Agreement, dated as of December 1, 2015 (the “Second Amendment”) (as further amended, restated, or otherwise modified from time to time, the “Term Loan Agreement”); and

WHEREAS, Borrowers have requested that Agent and Lenders agree to enter into certain amendments to the Term Loan Agreement.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Term Loan Agreement and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Term Loan Agreement, as amended hereby.

ARTICLE II

AMENDMENTS TO TERM LOAN AGREEMENT

2.01. New/Amended Definitions.

(a) Section 1.1 of the Term Loan Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order therein:

January 2016 Projections: as defined in the definition of EBITDA.

Third Amendment: that certain Third Amendment to Term Loan, Guaranty and Security Agreement, dated as of February 1, 2016, by and among Borrowers, Guarantors, Lenders and Agent.

Third Amendment Effective Date: as defined in the Third Amendment.

(b) Clause (b) of the definition of “EBITDA” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

(b) to the extent deducted in determining consolidated net income, the sum of: (i) any provision for cash income tax expense and cash interest expense; (ii) depreciation and amortization, including, without duplication, to the extent not included in interest expense, cash amortization of transaction and financing fees and expenses; (iii) non-cash deferred compensation, stock option or employee benefits-based and other equity-based compensation expenses; (iv) reasonable and customary documented third-party fees, costs and expenses in connection with any Permitted Acquisition to the extent permitted by this Agreement and not exceeding $3,000,000 during any 12 month period or $5,000,000 in the aggregate after the March 31, 2014; (v) non-cash charges or amounts recorded in connection with purchase accounting under Statement of Financial Accounting Standards 14l(r) (including any applicable to future Permitted Acquisitions); (vi) non-cash purchase accounting adjustments relating to the writedown of deferred revenue (whether billed or unbilled) that are the result of accounting for any acquisition; (vii) reasonable and customary debt discounts and debt issuance costs, fees, charges and commissions, in each case incurred in connection with Debt permitted to be incurred hereunder, (viii) the Permitted Earnout Payment to the extent paid (to the extent applicable for such period), (ix) fees, charges and expenses incurred in connection with the consummation of the merger of Paris Acquisition Corp. with and into VTB, (x) one-time, non-recurring severance restructuring costs and expenses not exceeding the aggregate amount of $2,000,000, (xi) the amount of reasonable consulting and advisory fees (incurred to third party consultants and advisors other than Sponsor or its Affiliates) and related reasonable expenses, in each case, incurred in such period and not to exceed $1,250,000 in any trailing twelve-month period, (xii) one-time non-cash adjustments as set forth in the projections delivered to Agent on January 22, 2015 (and denominated as version 14) (the “January 2016 Projections”) for old generation and refurbished inventory write-offs in connection with the Headset Division prior to December 31, 2015, not exceeding an aggregate amount of $900,000, and (xiii) one-time non-recurring start-up costs as set forth in the January 2016 Projections related to the Hypersound Division incurred prior to December 31, 2015, not exceeding an aggregate amount of $500,000; plus or minus

(c) Clause (c)(i) of the definition of “EBITDA” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

(i) other non-cash losses (or gains) (to the extent not relating to or resulting in any cash expense or charge in any future period), including one-time, non-recurring costs and expenses incurred in connection with certain discontinued legacy license agreements prior to March 31, 2015 in an amount not exceeding the aggregate amount of $1,493,000, but excluding any write-off of inventory,

(d) The definition of “Headset Division EBITDA” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

Headset Division EBITDA: for any period, EBITDA for the Headset Division (as determined in a manner consistent with the definition of “EBITDA” above, but solely with respect to items attributable to the Headset Division); provided, however, the calculation of EBITDA for the Headset Division shall be determined in accordance with the methodology used in the January 2016 Projections or in such other manner acceptable to Agent.

(e) The definition of “Hypersound Division EBITDA” set forth in Section 1.1 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

Hypersound Division EBITDA: for any period, EBITDA for the Hypersound Division (as determined in a manner consistent with the definition of “EBITDA” above, but solely with respect to items attributable to the Hypersound Division); provided, however, the calculation of EBITDA for the Hypersound Division shall be determined in accordance with methodology used in the January 2016 Projections in such other manner acceptable to Agent in its discretion.

2.02. Amendments to Section 10.3. Section 10.3 of the Term Loan Agreement is hereby amended as follows:

(a) The table set forth in Section 10.3.1 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

Testing Date	Required EBITDA
October 31, 2016	($1,868,000)
November 30, 2016	($573,000)
December 31, 2016	$1,626,000
January 31, 2017	$2,288,000
February 28, 2017	$3,157,000
March 31, 2017	$4,313,000
April 30, 2017, May 31, 2017, and June 30, 2017	$18,700,000
July 31, 2017, August 31, 2017, and September 30, 2017	$19,500,000
October 31, 2017 and the last day of each month thereafter	$20,000,000

(b) The table set forth in Section 10.3.2 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

Trailing Twelve-Month Period Ending	Required Headset Division EBITDA
October 31, 2016	$10,002,000
November 30, 2016	$9,992,000
December 31, 2016	$10,877,000
January 31, 2017	$11,042,000
February 28, 2017	$10,824,000
March 31, 2017	$11,126,000
April 30, 2017, May 31, 2017, June 30, 2017, July 31, 2017, August 31, 2017, and September 30, 2017	$18,000,000
October 31, 2017, November 30, 2017, and December 31, 2017	$19,000,000
January 31, 2018, February 28, 2018, and March 31, 2018	$19,250,000
April 30, 2018, May 31, 2018, and June 30, 2018	$19,500,000
July 31, 2018 and the last day of each month thereafter	$20,000,000

(c) The table set forth in Section 10.3.7 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

Month-Ending Testing Date	Required EBITDA
December 31, 2015	$8,588,000
January 31, 2016	$5,690,000
February 29, 2016	$3,188,000
March 31, 2016	$732,000
April 30, 2016	($1,362,000)
May 31, 2016	($2,814,000)
June 30, 2016	($4,709,000)
July 31, 2016	($5,376,000)
August 31, 2016	($6,520,000)
September 30, 2016	($5,843,000)

(d) The table set forth in Section 10.3.8 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

Month-Ending Testing Date	Required Headset Division EBITDA
December 31, 2015	$11,324,000
January 31, 2016	$9,632,000
February 29, 2016	$8,550,000
March 31, 2016	$7,232,000
April 30, 2016	$6,317,000
May 31, 2016	$5,907,000
June 30, 2016	$5,011,000
July 31, 2016	$5,039,000
August 31, 2016	$4,660,000
September 30, 2016	$5,843,000

(e) The table set forth in clause (a) of Section 10.3.9 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

Month-Ending Testing Date	Required Hypersound Division EBITDA
December 31, 2015	($2,736,000)
January 31, 2016	($3,942,000)
February 29, 2016	($5,362,000)
March 31, 2016	($6,500,000)
April 30, 2016	($7,680,000)
May 31, 2016	($8,721,000)
June 30, 2016	($9,721,000)
July 31, 2016	($10,415,000)
August 31, 2016	($11,180,000)
September 30, 2016	($11,687,000)

(f) The table set forth in clause (b) of Section 10.3.9 of the Term Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

Trailing Twelve-Month Period Ending	Required Hypersound Division EBITDA
October 31, 2016	($11,870,000)
November 30, 2016	($10,565,000)
December 31, 2016	($9,251,000)
January 31, 2017	($8,754,000)
February 28, 2017	($7,667,000)
March 31, 2017	($6,813,000)

2.03. Amendment to Section 5.01 of the Second Amendment. Section 5.01 of the Second Amendment is hereby amended in its entirety and the following is inserted in lieu thereof:

5.01 Equity Infusion and/or Additional Third Lien Debt.

(a) Obligors hereby covenant and agree that, on or prior to February 5, 2016 (the “Second Amendment Specified Mandatory Prepayment Date”), (a) US Obligors shall receive net proceeds of not less than $6,000,000 in the form of (i) additional equity capital, in form and substance, and on terms, satisfactory to Agent in all respects and/or (ii) additional financing from either Sponsor and the other Third Lien Creditors pursuant to the Third Lien Subordinated Note(s) and the other Third Lien Loan Documents, which shall be in form and substance, and on terms, satisfactory to Agent in all respects and (b) the net proceeds of any such equity capital and/or additional Third Lien Debt in an aggregate amount of not less than $6,000,000 shall be applied as a mandatory prepayment of the ABL Revolver Loans of the US Obligors outstanding on the Second Amendment Specified Mandatory Prepayment Date (and solely to the extent that the outstanding principal balance of ABL Revolver Loans of the US Obligors has been reduced by such mandatory prepayment to, or is, $0, such net proceeds may be received as cash to the balance sheet of the US Obligors for use as working capital in the business of the US Obligors) (such transaction, and all matters related thereto, entered into in connection therewith or contemplated thereby, collectively, the “Additional Liquidity Transaction”).

(b) Obligors hereby covenant and agree to deliver to Agent all presentations prepared for, or delivered to, investors or potential investors in connection the Additional Liquidity Transaction, including, without limitation, that certain presentation used by Oppenheimer with certain investors, promptly after such preparation and/or delivery, and deliver to Agent any other written materials in connection with the Additional Liquidity Transaction as Agent may request from time to time.

Any failure to comply with this Section 5.01 shall constitute an immediate Event of Default pursuant to Section 12.1(c) of the Term Loan Agreement for which there is no cure or remedy.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Obligor hereby represents and warrants to Agent and each Lender, as of the date hereof, as follows:

3.01. Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in Section 9 of the Term Loan Agreement and in each other Loan Document are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date.

3.02. No Defaults. After giving effect to this Amendment, each Obligor is in compliance with all terms and conditions of the Term Loan Agreement and the other Loan Documents on its part to be observed and performed and no Default or Event of Default has occurred and is continuing.

3.03. Authority and Pending Actions. The execution, delivery, and performance by each Obligor of this Amendment has been duly authorized by each such Obligor (as applicable) and there is no action pending or any judgment, order, or decree in effect which is likely to restrain, prevent, or impose materially adverse conditions upon the performance by any Obligor of its obligations under the Term Loan Agreement or the other Loan Documents.

3.04. Enforceability. This Amendment constitutes the legal, valid, and binding obligation of each Obligor, enforceable against each such Obligor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles.

ARTICLE IV

CONDITIONS PRECEDENT AND FURTHER ACTIONS

4.01. Conditions Precedent. This Amendment shall not be binding upon Agent, Lenders or any Obligor until each of the following conditions precedent have been satisfied in form and substance satisfactory to Agent (such date, the “Third Amendment Effective Date”):

(a) The representations and warranties contained herein and in the Term Loan Agreement, as amended hereby, shall be true and correct in all material respects as of the date hereof, after giving effect to this Amendment, as if made on such date, except for such representations and warranties limited by their terms to a specific date;

(b) Each Obligor shall have delivered to the Agent duly executed counterparts of this Amendment which, when taken together, bear the authorized signatures of the Obligors, the Agent, and the Lenders;

(c) Obligors shall have delivered to Agent a fully-executed copy of an amendment to the ABL Revolver Loan Agreement substantially similar to this Amendment (the “Eighth Amendment to ABL Revolver Loan Agreement”) and otherwise acceptable to Agent and Lenders; and

(d) Obligors shall have paid to Agent for the benefit of itself and Lenders, $175,000 as the first installment of the $250,000 amendment fee (the “Amendment Fee”), which Amendment Fee is fully earned as of the Third Amendment Effective Date and payable in two (2) installments with the first such installment due on the Third Amendment Effective Date and the remaining $75,000 due as soon as possible and in any event no later than ninety (90) days following the Third Amendment Effective Date, and any failure to pay such remaining balance of the Amendment Fee as set forth herein shall constitute an immediate Event of Default pursuant to Section 12.1(a) of the Term Loan Agreement.

4.02. Further Actions. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to affect the purposes of this Amendment.

ARTICLE V

COSTS AND EXPENSES

Without limiting the terms and conditions of the Loan Documents, notwithstanding anything in the Loan Documents to the contrary, Obligors jointly and severally agree to pay on demand: (a) all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant to this Amendment and any and all subsequent amendments, modifications, and supplements to this Amendment, including, without limitation, the reasonable costs and fees of Agent’s legal counsel; and (b) all reasonable costs and expenses reasonably incurred by Agent in connection with the enforcement or preservation of any rights under the Term Loan Agreement, this Amendment, and/or the other Loan Documents, including, without limitation, the reasonable costs and fees of Agent’s legal counsel.

ARTICLE VI

MISCELLANEOUS

6.01. No Course of Dealing. The amendments and consents set forth herein are a one-time accommodation only and relate only to the matters set forth in Article II herein. The amendments and consents are not amendments or consents to any other deviation of the terms and conditions of the Term Loan Agreement or any other Loan Document unless otherwise expressly agreed to by Agent and Lenders in writing.

6.02. Cross-References. References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.

6.03. Instrument Pursuant to Term Loan Agreement. This Amendment is a Loan Document executed pursuant to the Term Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with the terms and provisions of the Term Loan Agreement. Any failure by Obligors to comply with any of the terms and conditions of this Amendment shall constitute an immediate Event of Default.

6.04. Acknowledgment of the Obligors. Each Obligor hereby represents and warrants that the execution and delivery of this Amendment and compliance by such Obligor with all of the provisions of this Amendment: (a) are within the powers and purposes of such Obligor; (b) have been duly authorized or approved by the board of directors (or other appropriate governing body) of such Obligor; and (c) when executed and delivered by or on behalf of such Obligor will constitute valid and binding obligations of such Obligor, enforceable in accordance with its terms. Each Obligor reaffirms its obligations to perform and pay all amounts due to Agent or Lenders under the Loan Documents (including, without limitation, its obligations under any promissory note evidencing any of the Loans) in accordance with the terms thereof, as amended and modified hereby.

6.05. Loan Documents Unmodified. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Loan Document specifically referred to by such amendments. Except as otherwise specifically modified by this Amendment, all terms and provisions of the Term Loan Agreement and all other Loan Documents, as modified hereby, shall remain in full force and effect and are hereby ratified and confirmed in all respects. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein, except as otherwise specifically provided in this Amendment. Subject to the terms of this Amendment, any lien and/or security interest granted to Agent, for the benefit of Lenders, in the Collateral set forth in the Loan Documents shall remain unchanged and in full force and effect and the Term Loan Agreement and the other Loan Documents shall continue to secure the payment and performance of all of the Obligations.

6.06. Parties, Successors and Assigns. This Amendment represents the agreement of Obligors, Agent and each Lender signatory hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations, or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. This Amendment shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 14.3 of the Term Loan Agreement.

6.07. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment may be executed and delivered by facsimile or electronic mail, and will have the same force and effect as manually signed originals.

6.08. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only, are not a part of this Amendment, and shall not affect the interpretation hereof.

6.09. Miscellaneous. This Amendment is subject to the general provisions set forth in the Term Loan Agreement, including, but not limited to, Sections 15.14, 15.15, and 15.16.

6.10. Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

6.11. Release.

(a) EACH OBLIGOR HEREBY IRREVOCABLY RELEASES AND FOREVER DISCHARGES AGENT, LENDERS AND THEIR AFFILIATES, AND EACH SUCH PERSON’S RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, MEMBERS, ATTORNEYS AND REPRESENTATIVES (EACH, A “RELEASED PERSON”) OF AND FROM ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, ACTIONS OR CAUSES OF ACTION WHATSOEVER (EACH, A “CLAIM”) THAT SUCH OBLIGOR MAY NOW HAVE OR CLAIM TO HAVE AGAINST ANY RELEASED PERSON ON THE DATE OF THIS AMENDMENT, WHETHER KNOWN OR UNKNOWN, OF EVERY NATURE AND EXTENT WHATSOEVER, FOR OR BECAUSE OF ANY MATTER OR THING DONE, OMITTED OR SUFFERED TO BE DONE OR OMITTED BY ANY OF THE RELEASED PERSONS THAT BOTH (1) OCCURRED PRIOR TO OR ON THE DATE OF THIS AMENDMENT AND (2) IS ON ACCOUNT OF OR IN ANY WAY CONCERNING, ARISING OUT OF OR FOUNDED UPON THE TERM LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT.

(b) EACH OBLIGOR INTENDS THE ABOVE RELEASE TO COVER, ENCOMPASS, RELEASE, AND EXTINGUISH, INTER ALIA, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION THAT MIGHT OTHERWISE BE RESERVED BY THE CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(c) EACH OBLIGOR ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE NOW KNOWN OR BELIEVED TO BE TRUE WITH RESPECT TO SUCH CLAIMS, DEMANDS, OR CAUSES OF ACTION, AND AGREES THAT THIS AMENDMENT AND THE ABOVE RELEASE ARE AND WILL REMAIN EFFECTIVE IN ALL RESPECTS NOTWITHSTANDING ANY SUCH DIFFERENCES OR ADDITIONAL FACTS.

6.12. Total Agreement. This Amendment, the Term Loan Agreement, and all other Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter hereof.

6.13. Amendment to Term Loan Agreement. Each of the undersigned Lenders and Agent hereby acknowledge that as of the Third Amendment Effective Date, Obligors, the ABL Revolver Agent and the ABL Revolver Lenders are agreeing to the Eighth Amendment to Loan, Guaranty and Security Agreement in the form attached hereto as Annex I. Agent and Lenders hereby acknowledge and consent to the Eighth Amendment to Loan, Guaranty and Security Agreement, including, without limitation, for purposes of the Intercreditor Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first written above.

BORROWERS:

TURTLE BEACH CORPORATION, a Nevada corporation, formerly known as Parametric Sound Corporation

By:	/s/ John Hanson
Name:	John Hanson
Title:	Chief Financial Officer

VOYETRA TURTLE BEACH, INC., a Delaware corporation

By:	/s/ John Hanson
Name:	John Hanson
Title:	Chief Financial Officer

TURTLE BEACH EUROPE LIMITED, a company limited by shares and incorporated in England and Wales with company number 03819186

By:	/s/ John Hanson
Name:	John Hanson
Title:	Chief Financial Officer

[Turtle Beach - Signature Page to Third Amendment to Term Loan, Guaranty and Security Agreement]

AGENT AND LENDERS: CRYSTAL FINANCIAL LLC, as Agent

By:	/s/ Mirko Andric
Name:	Mirko Andric
Title:	Managing Director

CRYSTAL FINANCIAL SPV LLC, as a Lender

By:	/s/ Mirko Andric
Name:	Mirko Andric
Title:	Managing Director

CRYSTAL FINANCIAL LLC, as a Lender

By:	/s/ Mirko Andric
Name:	Mirko Andric
Title:	Managing Director

[Turtle Beach - Signature Page to Third Amendment to Term Loan, Guaranty and Security Agreement]

GUARANTOR CONSENT

The undersigned hereby consents to the foregoing Amendment and hereby (a) confirms and agrees that notwithstanding the effectiveness of the foregoing Amendment, each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of the foregoing Amendment, each reference in any Loan Document to the “Term Loan Agreement,” “thereunder,” “thereof” or words of like import shall mean and be a reference to the Term Loan Agreement, as amended by the foregoing Amendment, (b) confirms and agrees that the pledge and security interest in the Collateral granted by it pursuant to any Security Documents to which it is a party shall continue in full force and effect, (c) acknowledges and agrees that such pledge and security interest in the Collateral granted by it pursuant to such Security Documents shall continue to secure the Obligations purported to be secured thereby, as amended or otherwise affected hereby, and (d) agrees to be bound by the release set forth in Section 6.11 of the Amendment.

VTB HOLDINGS, INC.,
a Delaware corporation

By:	/s/ John Hanson
Name:	John Hanson
Title:	Chief Financial Officer

[Turtle Beach - Signature Page to Third Amendment to Term Loan, Guaranty and Security Agreement]

ANNEX I

EIGHTH AMENDMENT

TO

LOAN, GUARANTY AND SECURITY AGREEMENT

Attached hereto

Annex I to Third Amendment to Term Loan, Guaranty and Security Agreement